                                              Exhibit 99.1
FOR IMMEDIATE RELEASE

ISLE OF CAPRI CASINOS, INC. ANNOUNCES THIRD QUARTER RESULTS

BILOXI, MISS. (February 12, 2004)—Isle of Capri Casinos, Inc. (NASDAQ: ISLE) today reported financial results for the third quarter and nine months ended January 25, 2004. For the third quarter, the company reported adjusted net income 1 of $8.8 million, and adjusted earnings per diluted common share 1 of $0.28, compared to net income of $8.4 million, or $0.28 per diluted common share for the same quarter last year. Adjusted net income 1 and the resulting calculation of adjusted earnings per diluted common share 1 for the quarter ended January 25, 2004, exclude preopening expenses of $1.0 million, net of income taxes, that relate to the third quarter opening of the Isle’s newest casino at the Our Lucaya Beach and Golf Resort, on Grand Bahama Island. For the third quarter ended January 25, 2004, the company reported third quarter net revenues of $265.2 million, compared to $253.1 million for the same period in fiscal 2003, and Adjusted EBITDA 2 of $59.8 million, compared to $55.8 million for the same period in fiscal 2003.

For the first nine months of fiscal 2004, the company reported adjusted net income 1 of $33.4 million and adjusted earnings per diluted common share 1 of $1.09. This compares to net income for the same period in fiscal 2003, of $27.4 million, or $0.90 per diluted share. Adjusted net income 1 and the resulting calculation of adjusted earnings per diluted common share 1 for the nine months ended January 25, 2004, exclude preopening expenses of $1.3 million, net of income taxes, that relate to the third quarter opening of the Isle’s newest casino at the Our Lucaya Beach and Golf Resort, on Grand Bahama Island. Net revenues for the nine months ended January 25, 2004, were $820.6 million, up from $789.9 million for the comparable period in the previous year. Adjusted EBITDA 2 in the nine-month period was $185.4 million, an increase of $16.7 million, or 9.9%, over the prior year nine-month period Adjusted EBITDA 2 of $168.7 million.

With preopening expenses included, net income for the three and nine months ended January 25, 2004, is $7.8 million, or $0.25 per diluted common share, and $32.1 million, or $1.04 per diluted common share, respectively.

Bernard Goldstein, Isle of Capri Casinos, Inc. chairman and chief executive officer, said, "Historically, our third quarter is seasonably slower than other quarters; however, we did well despite the many challenges we encountered. Included in our more significant accomplishments this quarter are our international expansion with the opening of our casino at Our Lucaya in the Bahamas, and the company’s acquisition of two-thirds interest in Blue Chip Casinos, PLC, which operates a casino in Dudley, England."

Timothy M. Hinkley, Isle of Capri Casinos, Inc. president and chief operating officer, said, "We accomplished a great deal this quarter in terms of construction and expansion. Also, we successfully managed construction disruption at several of our properties, competitive pressures in some markets as well as weather-related interruptions and still produced a favorable third quarter."

Third Quarter Highlights

- The Isle-Biloxi’s 1,000-space parking garage opened in late December and ground was broken for the addition of a 400-room hotel tower, an Isle-branded Kitt’s Kitchen restaurant, and a 12,000-square-foot convention/entertainment center. The parking garage and hotel are included in the $79.0 million expansion plan for the Mississippi casino resort. The project is expected to be completed by spring 2005.

- Isle-Bossier City’s new 265-room hotel, Kitt’s Kitchen restaurant, an upgraded Calypso’s Buffet, Eno’s Playhouse and 12,000-square foot convention/entertainment center opened before New Year’s Eve, as part of the property’s $50.0 million improvement plan.

- Also in late December, the company completed the Isle-Lake Charles’ Grand Palais Texas Deck, which included 420 ticket-in/ticket-out slots, a new cashier cage, restrooms and a service bar and stage for live entertainment. An upgraded Calypso’s Buffet was also added.

- In the same time frame, the expansion for the Isle-Kansas City was finished, adding 12,000 square feet of additional gaming space, 400 new slot machines with ticket-in/ticket-out technology, and a themed bar.

- In Colorado, Isle of Capri Black Hawk, LLC broke ground in January for the $75.0 million expansion to its Isle-Black Hawk, and Colorado Central Station-Black Hawk properties. The project will include 15,000 square feet of additional gaming space, a skywalk to connect the properties, a 1,200-space parking garage, 160 additional hotel rooms and a 200-seat Kitt’s Kitchen restaurant. Once completed, these two Isle properties will represent the largest gaming product in the state. Isle of Capri Black Hawk, LLC expects to open the first phase, which includes two floors of parking, casino expansion and skywalks, in spring 2005. The hotel, restaurant and remaining parking are expected to be completed twelve months thereafter. Additionally, Isle of Capri Black Hawk, LLC will fund and complete approximately $17.0 million in public improvements which include extending Main Street to connect directly to Colorado Route 119, approximately one half mile closer to Denver.

- The company also opened its casino at the Westin and Sheraton at Our Lucaya Beach & Golf Resort at Freeport, Grand Bahama in December 2003. The approximately 19,000-square-foot resort-style casino offers 400 slot machines and 33 table games. The property also features a 110-seat restaurant called The Cove. The Isle-Our Lucaya provides a new incentive option to the company’s IsleMiles deferred-rewards player program.

- As the first U.S. company approved by the gaming board to own casinos in the United Kingdom, the company completed its two-thirds interest acquisition of Blue Chip Casinos, PLC, which operates a pub-style casino in Dudley, England, near Birmingham.

- Also in the quarter, the company signed heads of terms with Red City Developments Ltd. to develop a regional casino and entertainment complex in Salford, England. The new entertainment complex and hotel, subject to planning and Gaming Board approval, will include a 20,000-seat rugby stadium, approximately 100,000 square feet of space that will consist of a 50,000-square-foot Isle of Capri casino, entertainment, retail and food-and-beverage areas, as well as other amenities. The site of the new complex at Salford, which is located in northwest England, is six miles from Manchester City Center and one mile from the one million-square-foot Trafford Center retail development.

- The company’s international efforts continued in the U.K. with ground breaking for the development in Coventry, England. The project includes a 100,000-square-foot regional casino and entertainment complex at the Arena Coventry. The entertainment complex, located on 72.5 acres, will include a 32,500-capacity football stadium, an Isle of Capri Casino, a 6,000-seat exhibition/events hall, retail and food-and-beverage areas, as well as other amenities.

- During the third quarter, the company retained its position as an industry leader in cashless play with ticket-in/ticket-out technology. To date, 41 percent of the company’s slot machines offer a cashless option.

- The IsleOneTM Players Club, an industry-leading member’s club, continued growth in terms of acceptance and loyalty with players. Revenue from club members at the same properties, third quarter over the prior year’s quarter increased by approximately eight percent.

- The company introduced the second phase to its innovative IsleMiles program, which it launched in the summer of 2002. The new phase includes enhancements such as upgraded merchandise and luxury vacations. The Isle-Our Lucaya has been added as a travel incentive. Also, to answer players’ desires for a Las Vegas gaming experience, the Isle has established a marketing agreement with Mandalay Bay and Luxor, enabling the company to send IsleOne customers, who redeem IsleMiles for trips to these properties.

Isle of Capri Casinos, Inc.
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended Nine Months Ended
	January 25,	January 26,	January 25,	January 26,
	2004	2003	2004	2003

Revenues:
Casino	$267,489	$252,221	$831,799	$779,400
Hotel, pari-mutuel, food, beverage & other	50,766	48,557	154,253	159,775

Gross revenues	318,255	300,778	986,052	939,175
Less promotional allowances	53,094	47,700	165,474	149,321

Net revenues	265,161	253,078	820,578	789,854

Operating and other expenses:
Properties	199,600	192,546	614,738	604,540
New development (3)	1,597	578	3,339	1,667
Corporate (4)	4,154	4,105	17,112	14,968
Preopening (5)	1,452	-	2,050	-
Depreciation and amortization	22,641	19,778	65,695	56,039

Total operating and other expenses	229,444	217,007	702,934	677,214

Operating income	35,717	36,071	117,644	112,640

Net interest expense (6)	(20,283)	(20,332)	(62,023)	(62,022)
Minority interest (7)	(2,549)	(2,386)	(8,039)	(7,296)

Income before income taxes	12,885	13,353	47,582	43,322

Income tax expense (8)	5,052	4,958	15,487	15,967

Net income	$7,833	$8,395	$32,095	$27,355

Net income per diluted common share	$0.25	$0.28	$1.04	$0.90

Weighted average diluted common shares	31,032	30,317	30,738	30,558

Consolidated Balance Sheet Highlights
(In thousands)

	January 25, 2004	April 27, 2003

	(Unaudited)
Cash and cash equivalents	$93,422	$94,626
Property and equipment, net	900,690	841,332
Long-term debt, including current portion	1,023,409	1,027,987
Stockholders' equity	241,551	203,904

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

THREE MONTHS ENDED

	January 25,			January 26,
	2004			2003

	Net Revenues (9)	Adjusted EBITDA (2)	Adjusted EBITDA Margin % (2)	Net Revenues (9)	Adjusted EBITDA (2)	Adjusted EBITDA Margin % (2)

MISSISSIPPI
BILOXI	$19,300	$3,615	18.7%	$19,317	$4,259	22.0%
NATCHEZ	8,056	1,823	22.6%	7,664	1,737	22.7%
VICKSBURG	13,274	4,361	32.9%	13,104	3,636	27.7%
LULA	21,048	5,708	27.1%	22,032	6,237	28.3%
MISSISSIPPI TOTAL	$61,678	$15,507	25.1%	$62,117	$15,869	25.5%

LOUISIANA
BOSSIER CITY	25,400	4,680	18.4%	26,699	5,042	18.9%
LAKE CHARLES	41,817	9,891	23.7%	41,875	10,551	25.2%
LOUISIANA TOTAL	$67,217	$14,571	21.7%	$68,574	$15,593	22.7%

MISSOURI
KANSAS CITY	22,277	4,039	18.1%	22,902	4,037	17.6%
BOONVILLE	16,349	4,491	27.5%	15,353	3,724	24.3%
MISSOURI TOTAL	$38,626	$8,530	22.1%	$38,255	$7,761	20.3%

IOWA
BETTENDORF	24,603	8,321	33.8%	22,850	6,801	29.8%
DAVENPORT	16,212	4,054	25.0%	14,073	2,785	19.8%
MARQUETTE	9,810	2,318	23.6%	8,723	1,563	17.9%
IOWA TOTAL	$50,625	$14,693	29.0%	$45,646	$11,149	24.4%

COLORADO
BLACK HAWK (10)	25,148	9,870	39.2%	25,950	9,571	36.9%
COLORADO
CENTRAL
STATION (11)(12)	10,243	2,192	21.4%	-	-	0.0%
COLORADO
GRANDE (11)(13)	1,677	287	17.1%	-	-	0.0%
COLORADO TOTAL	$37,068	$12,349	33.3%	$25,950	$9,571	36.9%

INTERNATIONAL
BLUE CHIP (14)	861	285	33.1%	-	-	0.0%
OUR LUCAYA (5)	2,040	(522)	(25.6%)	-	-	0.0%
INTERNATIONAL TOTAL	$2,901	$(237)	(8.2%)	$-	$-	0.0%

CORPORATE & OTHER (15)	$7,046	$(5,603)	N/M	$12,536	$(4,094)	N/M

TOTAL	$265,161	$59,810	22.6%	$253,078	$55,849	22.1%

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	NINE MONTHS ENDED

January 25, January 26,
	2004 2003

	Net Revenues (9)	Adjusted EBITDA (2)	Adjusted EBITDA Margin % (2)	Net Revenues (9)	Adjusted EBITDA (2)	Adjusted EBITDA Margin % (2)

MISSISSIPPI
BILOXI	$62,099	$14,487	23.3%	$60,155	$14,203	23.6%
NATCHEZ	24,114	5,755	23.9%	24,352	6,029	24.8%
VICKSBURG	40,460	11,417	28.2%	41,253	11,579	28.1%
LULA	63,980	16,934	26.5%	67,421	19,091	28.3%
MISSISSIPPI TOTAL	$190,653	$48,593	25.5%	$193,181	$50,902	26.3%

LOUISIANA
BOSSIER CITY	80,819	14,406	17.8%	87,234	18,623	21.3%
LAKE CHARLES	125,040	28,717	23.0%	125,621	31,194	24.8%
LOUISIANA TOTAL	$205,859	$43,123	20.9%	$212,855	$49,817	23.4%

MISSOURI
KANSAS CITY	67,621	12,614	18.7%	67,650	12,514	18.5%
BOONVILLE	50,333	13,449	26.7%	45,786	10,602	23.2%
MISSOURI TOTAL	$117,954	$26,063	22.1%	$113,436	$23,116	20.4%

IOWA
BETTENDORF	74,795	24,210	32.4%	70,541	21,451	30.4%
DAVENPORT	50,210	12,898	25.7%	43,919	8,433	19.2%
MARQUETTE	32,056	8,564	26.7%	28,893	6,390	22.1%
IOWA TOTAL	$157,061	$45,672	29.1%	$143,353	$36,274	25.3%

COLORADO
BLACK HAWK (10)	80,701	30,419	37.7%	78,580	28,616	36.4%
COLORADO
CENTRAL
STATION (11)(12)	33,903	7,436	21.9%	-	-	0.0%
COLORADO
GRANDE (11)(13)	5,995	1,488	24.8%	-	-	0.0%
COLORADO TOTAL	$120,599	$39,343	32.6%	$78,580	$28,616	36.4%

INTERNATIONAL
BLUE CHIP (14)	861	285	33.1%	-	-	0.0%
OUR LUCAYA (5)	2,040	(522)	(25.6%)	-	-	0.0%
INTERNATIONAL TOTAL	$2,901	$(237)	(8.2%)	$-	$-	0.0%

CORPORATE & OTHER (15)	$25,551	$(17,168)	N/M	$48,449	$(20,046)	N/M

TOTAL	$820,578	$185,389	22.6%	$789,854	$168,679	21.4%

Isle of Capri Casinos, Inc.
Reconconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(In thousands)(Unaudited)
Three Months Ended January 25, 2004

	Operating Income	Depreciation & Amortization	Preopening (5)	Adjusted EBITDA (2)

MISSISSIPPI
BILOXI	$1,652	$1,963	$-	$3,615
NATCHEZ	1,115	708	-	1,823
VICKSBURG	3,070	1,291	-	4,361
LULA	3,178	2,530	-	5,708
MISSISSIPPI TOTAL	$9,015	$6,492	$-	$15,507

LOUISIANA
BOSSIER CITY	2,558	2,122	-	4,680
LAKE CHARLES	7,205	2,686	-	9,891
LOUISANA TOTAL	$9,763	$4,808	$-	$14,571

MISSOURI
KANSAS CITY	2,210	1,829	-	4,039
BOONVILLE	2,900	1,591	-	4,491
MISSOURI TOTAL	$5,110	$3,420	$-	$8,530

IOWA
BETTENDORF	6,473	1,848	-	8,321
DAVENPORT	1,709	2,345	-	4,054
MARQUETTE	1,504	814	-	2,318
IOWA TOTAL	$9,686	$5,007	$-	$14,693

COLORADO
BLACK HAWK (10)	8,220	1,650	-	9,870
COLORADO CENTRAL
STATION (11)(12)	1,787	405	-	2,192
COLORADO
GRANDE (11)(13)	215	72	-	287
COLORADO TOTAL	$10,222	$2,127	$-	$12,349

INTERNATIONAL
BLUE CHIP (14)	271	14	-	285
OUR LUCAYA (5)	(2,130)	156	1,452	(522)
INTERNATIONAL TOTAL	$(1,859)	$170	$1,452	$(237)

CORPORATE & OTHER (15)	$(6,220)	$617	$-	$(5,603)

TOTAL	$35,717	$22,641	$1,452	$59,810

Three Months Ended January 26, 2003

	Operating Income	Depreciation & Amortization	Preopening (5)	Adjusted EBITDA (2)

MISSISSIPPI
BILOXI	$2,514	$1,745	$-	$4,259
NATCHEZ	1,169	568	-	1,737
VICKSBURG	2,397	1,239	-	3,636
LULA	3,787	2,450	-	6,237
MISSISSIPPI TOTAL	$9,867	$6,002	$-	$15,869

LOUISIANA
BOSSIER CITY	3,040	2,002	-	5,042
LAKE CHARLES	7,816	2,735	-	10,551
LOUISANA TOTAL	$10,856	$4,737	$-	$15,593

MISSOURI
KANSAS CITY	2,670	1,367	-	4,037
BOONVILLE	2,228	1,496	-	3,724
MISSOURI TOTAL	$4,898	$2,863	$-	$7,761

IOWA
BETTENDORF	5,073	1,728	-	6,801
DAVENPORT	1,118	1,667	-	2,785
MARQUETTE	818	745	-	1,563
IOWA TOTAL	$7,009	$4,140	$-	$11,149

COLORADO
BLACK HAWK (10)	8,043	1,528	-	9,571
COLORADO TOTAL	$8,043	$1,528	$-	$9,571

CORPORATE & OTHER (15)	$(4,602)	$508	$-	$(4,094)

TOTAL	$36,071	$19,778	$-	$55,849

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(In thousands) (Unaudited)
Nine Months Ended January 25, 2004

	Operating Income	Depreciation & Amortization	Preopening (5)	Adjusted EBITDA (2)

MISSISSIPPI
BILOXI	$8,692	$5,795	$-	$14,487
NATCHEZ	3,858	1,897	-	5,755
VICKSBURG	7,689	3,728	-	11,417
LULA	9,455	7,479	-	16,934
MISSISSIPPI TOTAL	$29,694	$18,899	$-	$48,593

LOUISIANA
BOSSIER CITY	8,405	6,001	-	14,406
LAKE CHARLES	20,484	8,233	-	28,717
LOUISANA TOTAL	$28,889	$14,234	$-	$43,123

MISSOURI
KANSAS CITY	7,798	4,816	-	12,614
BOONVILLE	8,862	4,588	-	13,450
MISSOURI TOTAL	$16,660	$9,404	$-	$26,064

IOWA
BETTENDORF	18,601	5,609	-	24,210
DAVENPORT	6,057	6,841	-	12,898
MARQUETTE	6,208	2,356	-	8,564
IOWA TOTAL	$30,866	$14,806	$-	$45,672

COLORADO
BLACK HAWK (10)	25,326	5,093	-	30,419
COLORADO CENTRAL
STATION (11)(12)	6,330	1,106	-	7,436
COLORADO
GRANDE (11)(13)	1,275	213	-	1,488
COLORADO TOTAL	$32,931	$6,412	$-	$39,343

INTERNATIONAL
BLUE CHIP (14)	271	14		285
OUR LUCAYA (5)	(2,728)	156	2,050	(522)
INTERNATIONAL TOTAL	$(2,457)	$170	$2,050	$(237)

CORPORATE & OTHER (15)	$(18,939)	$1,770	$-	$(17,169)

TOTAL	$117,644	$65,695	$2,050	$185,389

Nine Months Ended January 26, 2003

	Operating Income	Depreciation & Amortization	Preopening (5)	Adjusted EBITDA (2)

MISSISSIPPI
BILOXI	$9,367	$4,836	$-	$14,203
NATCHEZ	4,521	1,508	-	6,029
VICKSBURG	8,070	3,509	-	11,579
LULA	12,134	6,957	-	19,091
MISSISSIPPI TOTAL	$34,092	$16,810	$-	$50,902

LOUISIANA
BOSSIER CITY	12,602	6,021	-	18,623
LAKE CHARLES	23,240	7,954	-	31,194
LOUISANA TOTAL	$35,842	$13,975	$-	$49,817

MISSOURI
KANSAS CITY	8,738	3,776	-	12,514
BOONVILLE	6,414	4,188	-	10,602
MISSOURI TOTAL	$15,152	$7,964	$-	$23,116

IOWA
BETTENDORF	16,381	5,070	-	21,451
DAVENPORT	3,700	4,733	-	8,433
MARQUETTE	4,141	2,249	-	6,390
IOWA TOTAL	$24,222	$12,052	$-	$36,274

COLORADO
BLACK HAWK (10)	24,667	3,949	-	28,616
COLORADO TOTAL	$24,667	$3,949	$-	$28,616

CORPORATE & OTHER (15)	$(21,335)	$1,289	$-	$(20,046)

TOTAL	$112,640	$56,039	$-	$168,679

(1)     Adjusted net income is net income less preopening expenses, net of income taxes. Adjusted earnings per common share is calculated by dividing Adjusted net income by weighted average diluted common shares. The following table reconciles net income to Adjusted net income and Earnings per diluted common share to Adjusted earnings per diluted common share for the three and nine months ended January 25, 2004 and January 26, 2003:

	Three Months Ended		Nine Months Ended
	January 25,	January 26,	January 25,	January 26,
	2004	2003	2004	2003

Net income	$7,833	$8,395	$32,095	$27,355
Add: Preopening expenses, net of income taxes	944	-	1,334	-

Adjusted net income	$8,777	$8,395	$33,429	$27,355

	Three Months Ended		Nine Months Ended
	January 25,	January 26	January 25,	January 26,
	2004	2003	2004	2003

Per share data:
Earnings per diluted common share	$0.25	$0.28	$1.04	$0.90
Add: Preopening expenses, net of income taxes	0.03	-	0.05	-

Adjusted earnings per diluted common share	$0.28	$0.28	$1.09	$0.90

Adjusted net income is presented solely as a supplemental disclosure, and is not intended to replace net income derived in accordance with accounting principles generally accepted in the United States. Management believes it is 1) a widely used measure of performance, and 2) a principal basis for valuation of gaming companies.

(2)     EBITDA is "earnings before interest, income taxes, depreciation and amortization." Isle of Capri calculates Adjusted EBITDA at its properties by adding preopening expense, management fees and non-cash items to EBITDA. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies. Management uses property level Adjusted EBITDA (Adjusted EBITDA before corporate expense) as the primary measure of the Company’s operating properties’ performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance; or as an alternative to cash flows from operating activities, as a measure of liquidity’ or as an alternative to any other measure determined in accordance with accounting principles generally accepted in the United States. The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenues. Reconciliations of operating income to Adjusted EBITDA are included in the financial schedules accompanying this release.

(3)     New development expenses include incremental costs incurred in pursuing new opportunities within the industry. Such costs include, but are not limited to, legal and other professional fees, application fees, as well as personnel and travel costs.

(4)     Corporate expenses for the nine months ended January 25, 2004, include a $2.0 million charge related to the accrual of additional loss contingencies for litigation matters as compared to a $1.8 million charge in the prior year’s nine months ended January 26, 2003.

(5)     Preopening relates to expenses incurred in the opening of the casino at Our Lucaya Beach and Golf Resort, Grand Bahama Island, which opened on December 15, 2003.

(6)     Consolidated net interest expense is comprised of the following components:

	Three Months Ended		Nine Months Ended
	January 25,	January 26,	January 25,	January 26,
	2004	2003	2004	2003

Interest expense	$21,160	$20,488	$63,931	$62,292
Interest income	(353)	(117)	(693)	(200)
Capitalized interest	(524)	(39)	(1,215)	(70)

Net interest expense	$20,283	$20,332	$62,023	$62,022

Included in the consolidated net interest expense is the Isle-Black Hawk’s, the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s net interest expense that is comprised of the following:

	Three Months Ended		Nine Months Ended
	January 25,	January 26,	January 25,	January 26,
	2004	2003	2004	2003

Interest expense	$2,806	$1,347	$8,553	$4,212
Interest income	(35)	(1)	(98)	(13)

Net interest expense	$2,771	$1,346	$8,455	$4,199

(7)     Minority interest represents an unrelated third party’s portion of the Isle-Black Hawk’s income before income taxes and the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s net income.

(8)     Our effective tax rate for the quarter ended January 25, 2004, was 39.2%, compared to 37.1% for the quarter ended January 26, 2003. The increase in the effective rate is due primarily to a change in the state tax provisions. Our effective tax rate was 32.6% and 36.9% for the nine months ended January 25, 2004, and January 26, 2003, respectively. The decline in the rate is due to a change in estimates during the second quarter of fiscal 2004, related to an Internal Revenue Service audit.

(9)     Net revenues are presented net of complimentaries, slot points expense and cash coupon redemptions.

(10)   As management fees are eliminated in consolidation, the Isle-Black Hawk’s Adjusted EBITDA does not include management fees of $1.1 million and $1.2 million for the three months ended January 25, 2004, and January 26, 2003, and $3.6 million and $3.5 million for the nine months ended January 25, 2004, and January 26, 2003, respectively. If these charges were included, the Isle-Black Hawk’s Adjusted EBITDA would have been $8.7 million and $8.4 million for the three months ended January 25, 2004, and January 26, 2003, respectively, and $26.8 million and $25.1 million for the nine months ended January 25, 2004, and January 26, 2003, respectively.

(11)   The Isle of Capri Casinos, Inc. acquired these properties on April 22, 2003.

(12)   As management fees are eliminated in consolidation, the Colorado Central Station-Black Hawk’s Adjusted EBITDA does not include management fees of $0.7 million and $1.6 million for the three and nine months ended January 25, 2004, respectively. If this charge was included, the Colorado Central Station-Black Hawk’s Adjusted EBITDA would have been $1.5 million and $5.9 million for the three and nine months ended January 25, 2004, respectively.

(13)   As management fees are eliminated in consolidation, the Colorado Grande-Cripple Creek’s Adjusted EBITDA does not include management fees of $0.1 million and $0.2 million for the three and nine months ended January 25, 2004, respectively. If this charge was included, the Colorado Grande-Cripple Creek’s Adjusted EBITDA would have been $0.2 million and $1.2 million for the three months and nine months ended January 25, 2004, respectively.

(14)   The Isle of Capri Casinos, Inc. acquired a two-thirds interest in Blue Chip Casinos, PLC on November 28, 2003. Blue Chip Casinos, PLC owns and operates a pub-style casino in Dudley, England.

(15)   For the three months ended January 25, 2004, corporate and other includes the results of operations of Pompano Park. For the three months ended January 26, 2003, corporate and other also includes the results of operations of the Lady Luck-Las Vegas. For the nine months ended January 25, 2004 and January 26, 2003, corporate and other includes the results of operations of the Lady Luck-Las Vegas and Pompano Park. Prior year corporate and other also includes the results of operations of the Isle-Tunica. The Isle-Tunica ceased casino operations on September 3, 2002, and the assets were sold to Boyd Casino Strip, LLC on October 7, 2002. On October 30, 2002, the Isle of Capri completed the sale of the Lady Luck-Las Vegas and continued to operate the casino until September 3, 2003, the date the purchaser’s designated gaming operator received regulatory approval.

Isle of Capri Casinos, Inc. owns and operates 17 riverboat, dockside and land-based casinos at 15 locations, including Biloxi, Vicksburg, Lula and Natchez, Mississippi; Bossier City and Lake Charles (two riverboats), Louisiana; Black Hawk (two land-based casinos) and Cripple Creek, Colorado; Bettendorf, Davenport and Marquette, Iowa; Kansas City and Boonville, Missouri; Freeport, Grand Bahama Island; and Dudley, England, UK. The company also operates Pompano Park Harness Racing Track in Pompano Beach, Florida.

As a publicly held company, we regularly file reports with the Securities and Exchange Commission (the "SEC"). These reports are required by the Securities Exchange Act of 1934 and include:
  -   Annual Reports on Form 10-K;
  -   Quarterly Reports on Form 10-Q;
  -   Current Reports on Form 8-K; and
  -   All amendments to those reports.

Our Internet website is http://www.islecorp.com. We make our filings available free of charge on our Internet website as soon as reasonably practical after we electronically file or furnish such reports to the SEC.

You may read and copy the reports, statements and other information we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington D.C. 20546. You can request copies of these documents by writing to the SEC but must pay photocopying fees. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC’s Internet site (http://www.sec.gov).

Contact:
Allan B. Solomon, Executive Vice President, 561-995-6660
Rex Yeisley, Chief Financial Officer, 228-396-7052
Lori Hutzler, Director of Corporate Communications, 228-396-7031

This press release contains forward-looking statements which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, permits, weather, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the company’s financial condition, results of operations and expansion projects, is included in the filings of the company with the Securities and Exchange Commission, including but not limited to, its 10-K for the fiscal year ended April 27, 2003 and10-Q for the fiscal quarter ended October 26, 2003.